Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Avelina Kauffman	Patricia Hogan
Websense, Inc.	Websense, Inc.
(858) 320-9364	(858) 320-9393
akauffman@websense.com	phogan@websense.com

N E W S R E L E A S E

Websense Reports Second Quarter 2012 Results

SAN DIEGO—July 24, 2012—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the second quarter of 2012.

“Sales of our Websense® TRITON™ solutions continue to grow, with business from new customers increasing more than 20 percent year-over-year,” said Gene Hodges, Websense CEO. “Our demonstrated ability to displace competitors reinforces our ongoing TRITON strategy to provide the best defense against advanced threats, especially in a climate of increased content and cyber security risks. While our revised guidance for 2012 reflects moderate softening in the global economy and volatility in currency exchange rates, we remain confident in our ability to leverage our leading technology and installed base of customers.”

Second Quarter 2012 GAAP Financial Highlights

•	Revenues of $89.9 million, compared with $90.7 million in the second quarter of 2011.

•	Software and service revenues of $81.7 million, compared with $81.0 million in the second quarter of 2011.

•

Appliance revenues of $8.2 million, which consisted of approximately $6.6 million in current-period appliance sales and approximately $1.6 million of deferred appliance revenue from pre-2011 appliance sales, compared with $9.7 million of appliance revenues in the second quarter of 2011, which consisted of approximately $6.5 million in current-period appliance sales and the remainder from deferred appliance revenue from pre-2011 appliance sales.

•	Operating income of $11.5 million, compared with $9.5 million in the second quarter of 2011.

•	Provision for income taxes of $3.0 million, compared with $4.6 million in the second quarter of 2011.

•	Net income of $7.9 million, or 21 cents per diluted share, compared with net income of $4.4 million, or 11 cents per diluted share, in the second quarter of 2011.

•	Weighted average diluted shares outstanding of 37.5 million, compared with 41.5 million in the second quarter of 2011.

•	Cash flow from operations of $9.9 million, compared with $9.2 million in the second quarter of 2011.

•	Quarter-end accounts receivable of $61.8 million, compared with $61.1 million at the end of the second quarter of 2011 and $61.9 million at the end of the first quarter of 2012.

•	Days billings outstanding of 65 days, compared with 64 days at the end of the second quarter of 2011 and 69 days billings outstanding at the end of the first quarter of 2012.

•

Deferred revenue of $379.6 million, an increase of $2.1 million compared with deferred revenue of $377.5 million at the end of the second quarter of 2011. Deferred revenue at the end of the second quarter of 2012 included $5.3 million from pre-2011 appliance sales, a decrease of $8.0 million from the year ago period. Deferred revenue from pre-2011 appliance sales will continue to decrease quarterly.

Second Quarter 2012 Non-GAAP1 Financial Highlights

•

Billings of $85.4 million, a decrease of one percent compared with the second quarter of 2011. Currency exchange rates had a negative impact on billings of approximately $2.0 million in the second quarter of 2012 compared with the prevailing exchange rates in effect during the second quarter of 2011.

•	TRITON solution billings of $50.7 million, an increase of 14 percent compared with the second quarter of 2011.

•

Non-GAAP operating income of $18.7 million, compared with non-GAAP operating income of $18.0 million in the second quarter of 2011. Non-GAAP operating margin in the second quarter of 2012, calculated as a percentage of revenues, was 20.8 percent, compared with 19.8 percent in the second quarter of 2011.

•

Billings-based operating margin of 17.5 percent, compared with billings-based operating margin of 17.0 percent in the second quarter of 2011. Billings-based operating margin is calculated like revenue-based non-GAAP operating margin, but is computed using billings as the top-line measure and excludes deferred appliance costs to match current period sales activities with current period costs.

•

A non-GAAP tax provision of $3.5 million, based on a long-term effective tax rate of 19 percent, compared with a non-GAAP tax provision of $3.2 million, based on an effective tax rate of 18 percent, in the second quarter of 2011.

•	Non-GAAP net income of $14.8 million, or 39 cents per diluted share, compared with $14.4 million, or 35 cents per diluted share, in the second quarter of 2011.

Summary Metrics

Millions, except percentages, number of transactions, duration, and days billings outstanding	Q2’12	Q2’11	Y/Y Chg
Total billings	$85.4	$85.9	-1%
U.S. billings	$42.9	$39.9	8%
International billings	$42.5	$46.0	-8%
TRITON solution billings[2]	$50.7	$44.5	14%
Appliance billings	$7.0	$6.7	4%
Number of transactions >$100K	140	125	12%
Average contract duration (months)	24.1	23.7	2%
Days billings outstanding (DSOs)	65	64	1 day
Cash and cash equivalents	$60.2	$76.2	-21%
Balance on revolving credit facility	$68.0	$63.0	8%
Share repurchases ($)	$20.0	$25.0	-20%
Shares repurchased	1.0	1.0	0%

1.	A detailed description of the company’s non-GAAP financial measures appears under “Non-GAAP Financial Measures” and a full reconciliation of GAAP to non-GAAP results is included at the end of this news release in the tables “Reconciliation of GAAP to Non-GAAP Financial Measures.”
2.	TRITON solutions include the TRITON family of security gateways for web, email, mobile, and data security (including related appliances and technical support subscriptions), Websense Data Security Suite and cloud-based security solutions. Non-TRITON solutions include web filtering products, including Websense Web Filtering, Websense Web Security Suite and related appliances, plus SurfControl email security products.

Outlook for the Third Quarter and Fiscal Year 2012

Websense provides guidance on anticipated financial performance for the third quarter and the fiscal year based on an assessment of the current business environment, historical seasonal business trends, and prevailing exchange rates between the U.S. dollar and other major currencies. Annual guidance may be updated each quarter with the release of quarterly results. In providing guidance, the company emphasizes that all forward-looking statements are based on current expectations, including average contract duration between 23 and 24 months and prevailing currency exchange rates of $1.23 for the Euro and $1.57 for the Pound Sterling. The company disclaims any obligation to update the statements as circumstances change.

Millions, except percentages and per-share amounts	Q3’12 Outlook	2012 Outlook
Total billings	$85 – 90	$369 – 378
Appliance billings (% of total billings)	7 – 8%	7 – 8%
Revenues	$88 – 90	$359 – 363
Non-GAAP gross profit margin	84 – 85%	84 – 85%
Non-GAAP operating margin	20 – 22%	19 – 21%
Non-GAAP earnings per diluted share	$0.38 – 0.41	$1.50 – 1.57
Non-GAAP effective tax rate	19%	19%
Average diluted shares outstanding	37.0 – 37.5	37.0 – 38.0
Cash flow from operations	$0 – 2	$50 – 54
Capital expenditures	~$3.0	$12 – 13

Additionally, outlook ranges for 2012 reflect:

•	Billings-based non-GAAP operating margin of 22 to 25 percent.

•

Expected reduction of stock repurchases in the third quarter to approximately $3 million to more closely align with expected cash flow. The company will reassess its position to repurchase shares during the fourth quarter and provide guidance on its third quarter earnings call.

•

Expected cash tax payments of approximately $21 to $22 million in the second half of 2012, including $15 to $16 million in payments in the third quarter related to the expected settlement with the U.S. Internal Revenue Service (IRS). As a reminder, in April 2012, the company announced an agreement in principle to settle an outstanding dispute with the IRS relating to an audit for the tax years 2005 through 2007.

•	Non-cash items related to the recognition of revenue and costs associated with pre-2011 appliance billings:

•

Remaining deferred revenue of $5.3 million from pre-2011 appliance billings (as of June 30, 2012) that will continue to be recognized ratably according to the original subscription periods, including $1.4 million to be recognized in the third quarter of 2012 (compared with $2.6 million in the third quarter of 2011).

•

Remaining deferred costs of $2.5 million from pre-2011 appliance billings (as of June 30, 2012) that will continue to be recognized ratably according to the original subscription periods, including $0.6 million to be recognized in the third quarter of 2012 (compared with $1.1 million in the third quarter of 2011).

•

On January 1, 2011, Websense was required to adopt Accounting Standards Update (ASU) 2009-13 (Multiple Deliverable Revenue Arrangements) and ASU 2009-14 (Certain Revenue Arrangements that Include Software Elements), which require the immediate recognition of appliance revenues upon sale. Prior to January 1, 2011, the company recognized revenue and costs from appliance sales ratably according to the original subscription terms. The schedules below summarize the actual and expected recognition of remaining deferred appliance revenues and costs by quarter for 2011 and 2012:

2011 Summary of Amounts Related to pre-2011 Appliance Sales

	Deferred balances as of 12/31/10 (actual)	2011 Recognition Schedule (actual)					Remaining deferred balances as of 12/31/11 (actual)
Millions		Q1’11	Q2’11	Q3’11	Q4’11	2011
Revenue	$20.0	$3.5	$3.2	$2.6	$2.1	$11.4	$8.6
Costs	$9.2	$1.6	$1.5	$1.1	$1.0	$5.2	$4.0

2012 Summary of Amounts Related to pre-2011 Appliance Sales

	Deferred balances as of 12/31/11 (actual)	2012 Recognition Schedule					Remaining deferred balances as of 12/31/12 (expected)
Millions		Q1’12 (actual)	Q2’12 (actual)	Q3’12 (expected)	Q4’12 (expected)	2012 (expected)
Revenue	$8.6	$1.7	$1.6	$1.4	$1.2	$5.9	$2.7
Costs	$4.0	$0.8	$0.7	$0.6	$0.5	$2.6	$1.4

Conference Call Details

Management will host a conference call and simultaneous webcast to discuss the financial results and outlook today, July 24, at 2 p.m. Pacific Daylight Time. To participate in the conference call, investors should dial (866) 757-5630 (domestic) or 707-287-9356 (international) 10 minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed at www.websense.com/investors. An archive of the webcast will be available on the company’s website through September 30, 2012, and a recorded replay of the call will be available for one week at (855) 859-2056 and (404) 537-3406, pass code 89640639.

Non-GAAP Financial Measures

This news release provides financial measures for non-GAAP gross profit, operating expenses, operating margin, income from operations, provision for income taxes, net income, and diluted earnings per share that are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends, and prospects and to compare current operating results with historic operating results. Reconciliations of the GAAP and non-GAAP financial measures for the second quarters of 2012 and 2011 are provided at the end of this news release.

This news release also includes financial measures for various categories of billings, billings operating margin and other billings-related measures that are not numerical measures that can be calculated in accordance with GAAP. Billings-based non-GAAP operating margin is calculated like revenue-based non-GAAP operating margin, but uses billings as the top-line measure and excludes deferred appliance costs to match current period sales activities with current period costs. Websense provides these measurements in reporting financial performance because these measurements provide a consistent basis for understanding the company’s sales activities in the current period. The company believes that these measurements are useful to investors because the GAAP measurements of revenues and deferred revenue in the current period include subscription contracts commenced in prior periods. The roll forward of deferred revenue (which includes billings and revenues) for the second quarter of 2012 is set forth at the end of this news release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in unified web security, email security, mobile security, and data loss prevention (DLP) solutions, delivers the best content security for modern threats at the lowest total cost of ownership to tens of thousands of enterprise, mid-market and small organizations around the world. Distributed through a global network of channel partners and delivered as software, appliance and Security-as-a-Service (SaaS), Websense content security solutions help organizations leverage web 2.0 and cloud communication, collaboration, and social media while protecting from advanced persistent threats, preventing the loss of confidential information and enforcing internet use and security policies. Websense is headquartered in San Diego, California with offices around the world. For more information, visit www.websense.com.

Follow Websense on Twitter: www.twitter.com/websense

Join the discussion on Facebook: www.facebook.com/websense

# # #

This news release contains forward-looking statements that involve risks, uncertainties, assumptions, and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including financial estimates; the statements of Gene Hodges; statements about our expected continued success selling TRITON solutions; statements about the effectiveness of our products; billings, revenues, and growth trends; statements regarding the expected settlement with the IRS; statements regarding expected repurchases of our common stock; and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. The potential risks and uncertainties that contribute to the uncertain nature of these statements include, among others, risks associated with customer acceptance of the company’s products and services, product performance, launching new product offerings, products and fee structures in a changing market, the success of Websense’s brand development efforts, the volatile and competitive nature of the internet and security industries, changes in domestic and international market conditions (including in continental Europe), fluctuations in currency exchange rates and impacts of macro-economic conditions on our customers, ongoing compliance with the covenants in the company’s credit facility, changes in accounting interpretations, and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

The following financial information should be read in conjunction with the audited financial statements and notes thereto, included in Websense Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the interim financial statements and notes thereto included in Websense’s Quarterly Reports on Form 10-Q. Certain reclassifications have been made for consistent presentation.

Websense, Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Software and service	$81,699	$80,950	$163,707	$161,254
Appliance	8,175	9,755	15,691	18,085

Total revenues	89,874	90,705	179,398	179,339
Cost of revenues:
Software and service	11,300	10,333	22,275	20,759
Appliance	3,405	4,759	6,592	8,996

Total cost of revenues	14,705	15,092	28,867	29,755

Gross profit	75,169	75,613	150,531	149,584
Operating expenses:
Selling and marketing	37,538	41,986	76,565	82,840
Research and development	15,669	14,311	30,959	28,472
General and administrative	10,510	9,789	20,828	20,953

Total operating expenses	63,717	66,086	128,352	132,265

Income from operations	11,452	9,527	22,179	17,319
Interest expense	(643)	(366)	(1,299)	(793)
Other income (expense), net	112	(139)	(140)	1,326

Income before income taxes	10,921	9,022	20,740	17,852
Provision for income taxes	2,998	4,642	14,650	5,351

Net income	$7,923	$4,380	$6,090	$12,501

Basic net income per share	$0.21	$0.11	$0.16	$0.31

Diluted net income per share	$0.21	$0.11	$0.16	$0.30

Weighted average shares - basic	36,949	40,146	37,290	40,337

Weighted average shares - diluted	37,492	41,480	37,931	41,522

Financial Data:
Total deferred revenue	$379,606	$377,539	$379,606	$377,539

Websense, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,242	$76,201
Accounts receivable, net	61,802	80,147
Income tax receivable/prepaid income tax	12	738
Current portion of deferred income taxes	30,141	30,021
Other current assets	12,664	13,793

Total current assets	164,861	200,900
Cash and cash equivalents — restricted, less current portion	636	628
Property and equipment, net	18,418	16,832
Intangible assets, net	22,176	26,412
Goodwill	372,445	372,445
Deferred income taxes, less current portion	8,610	8,599
Deposits and other assets	7,593	8,622

Total assets	$594,739	$634,438

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,159	$9,026
Accrued compensation and related benefits	20,694	22,770
Other accrued expenses	15,132	16,534
Current portion of income taxes payable	9,950	3,187
Current portion of deferred tax liability	85	86
Current portion of deferred revenue	238,592	250,597

Total current liabilities	290,612	302,200
Other long term liabilities	2,351	2,600
Income taxes payable, less current portion	12,305	11,955
Secured loan	68,000	73,000
Deferred tax liability, less current portion	2,497	2,501
Deferred revenue, less current portion	141,014	142,437

Total liabilities	516,779	534,693
Stockholders’ equity:
Common stock	574	568
Additional paid-in capital	429,828	415,573
Treasury stock, at cost	(427,224)	(385,544)
Retained earnings	78,337	72,247
Accumulated other comprehensive loss	(3,555)	(3,099)

Total stockholders’ equity	77,960	99,745

Total liabilities and stockholders’ equity	$594,739	$634,438

Websense, Inc.

Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net income	$6,090	$12,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,918	13,069
Share-based compensation	10,245	10,154
Deferred income taxes	—	20
Unrealized (gain) loss on foreign exchange	232	(148)
Excess tax benefit from share-based compensation	(211)	(1,640)
Changes in operating assets and liabilities:
Accounts receivable	19,152	20,641
Other assets	1,259	(413)
Accounts payable	(3,743)	332
Accrued compensation and related benefits	(2,298)	(1,822)
Other liabilities	(1,187)	(2,380)
Deferred revenue	(13,432)	(16,776)
Income taxes payable and receivable/prepaid	6,210	7,026

Net cash provided by operating activities	32,235	40,564

Investing activities:
Change in restricted cash and cash equivalents	(19)	35
Purchase of property and equipment	(6,101)	(4,710)
Purchase of intangible assets	—	(275)

Net cash used in investing activities	(6,120)	(4,950)

Financing activities:
Proceeds from secured loan	—	56,000
Principal payments on secured loan	(5,000)	(60,000)
Principal payments on capital lease obligation	(587)	(569)
Proceeds from exercise of stock options	2,225	12,540
Proceeds from issuance of common stock for stock purchase plan	3,595	3,446
Excess tax benefit from share-based compensation	211	1,640
Tax payments related to restricted stock unit issuances	(1,682)	(1,568)
Purchase of treasury stock	(40,497)	(48,940)

Net cash used in financing activities	(41,735)	(37,451)

Effect of exchange rate changes on cash and cash equivalents	(339)	630
Decrease in cash and cash equivalents	(15,959)	(1,207)
Cash and cash equivalents at beginning of period	76,201	77,390

Cash and cash equivalents at end of period	$60,242	$76,183

Cash paid during the period for:
Income taxes, net of refunds	$8,055	$1,694
Interest	$1,176	$627
Non-cash financing activities:
Change in operating assets and liabilities for unsettled purchase of treasury stock and exercise of stock options	$324	$651

Websense, Inc.

Rollforward of Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance at March 31, 2012	$384,076
Net billings during second quarter 2012	85,405
Less revenue recognized during second quarter 2012	(89,874)
Translation adjustment	(1)

Deferred revenue balance at June 30, 2012	$379,606

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP Gross profit	$75,169	$75,613	$150,531	$149,584
Amortization of acquired technology (2)	539	646	1,078	1,291
Share-based compensation (1)	307	268	645	553

Gross profit adjustment	846	914	1,723	1,844

Non-GAAP Gross profit	$76,015	$76,527	$152,254	$151,428

GAAP Operating expenses	$63,717	$66,086	$128,352	$132,265
Amortization of other intangible assets (2)	(1,511)	(3,160)	(3,023)	(6,320)
Share-based compensation (1)	(4,925)	(4,381)	(9,600)	(9,601)

Operating expense adjustment	(6,436)	(7,541)	(12,623)	(15,921)

Non-GAAP Operating expenses	$57,281	$58,545	$115,729	$116,344

GAAP Income from operations	$11,452	$9,527	$22,179	$17,319
Gross profit adjustment	846	914	1,723	1,844
Operating expense adjustment	6,436	7,541	12,623	15,921

Non-GAAP Income from operations	$18,734	$17,982	$36,525	$35,084

GAAP Provision for income taxes	$2,998	$4,642	$14,650	$5,351
Provision for income taxes adjustment (5)	472	(1,492)	(7,961)	1,439

Non-GAAP Provision for income taxes (3)	$3,470	$3,150	$6,689	$6,790

GAAP Net income	$7,923	$4,380	$6,090	$12,501
Gross profit adjustment	846	914	1,723	1,844
Operating expense adjustment	6,436	7,541	12,623	15,921
Amortization of deferred financing fees (4)	59	59	119	119
Provision for income tax adjustment	(472)	1,492	7,961	(1,439)

Non-GAAP Net income	$14,792	$14,386	$28,516	$28,946

GAAP Net income per diluted share	$0.21	$0.11	$0.16	$0.30
Non-GAAP adjustments as described above per share, net of tax (1-5)	0.18	0.24	0.59	0.40

Non-GAAP Net income per diluted share	$0.39	$0.35	$0.75	$0.70

(1)	Share-based compensation. Consists of non-cash expenses for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with the fair value method of accounting for share-based compensation. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

(2)	Amortization of acquired technology and other intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(3)	Non-GAAP effective tax rate. The company’s annual non-GAAP effective tax rate is calculated by dividing the company’s estimated annual non-GAAP tax expense by its estimated annual non-GAAP taxable income. The company’s estimated non-GAAP taxable income is determined by adjusting its estimated GAAP taxable income for its non-GAAP adjustments on a country-by-country basis. The company determines its annual estimated non-GAAP tax expense by adding together the estimated non-GAAP tax expense for each country based on each country’s applicable tax rate. The company determines its interim non-GAAP effective tax expense in accordance with the general principles of ASC 740, Accounting for Income Taxes. In 2012, the company’s effective tax rate is based on the company’s anticipated long term annual non-GAAP tax expense divided by the company’s long term annual non-GAAP taxable income on a country by country basis.

(4)	Amortization of deferred financing fees. This is a non-cash charge that is disregarded by the company’s management when evaluating our ongoing performance and/or predicting our earnings trends, and is excluded by us when presenting our non-GAAP financial measures. Further, we believe it is useful to investors to understand the specific impact of this charge on our operating results.

(5)	Tax related adjustments from other discrete items. This amount represents the non-recurring tax effect from the transfer of customer relationship intangible assets and the related deferred tax liabilities from a higher tax rate jurisdiction to a lower tax rate jurisdiction. The tax benefit is reflected in the first quarter of 2011 upon the completion of our global distribution restructuring and is not expected to recur.

Websense, Inc.

Non-GAAP Billings Operating Margin Reconciliation

(Unaudited and in thousands, except percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
Billings:
Software and service billings	$78,431	91.8%	$79,155	92.1%	$153,046	92.2%	$150,564	92.6%
Appliance billings	6,974	8.2%	6,748	7.9%	12,926	7.8%	11,998	7.4%

Total billings	85,405	100.0%	85,903	100.0%	165,972	100.0%	162,562	100.0%

Non-GAAP Cost of billings:
Software and service cost of billings	10,454	13.3%	9,419	11.9%	20,552	13.4%	18,915	12.6%
Appliance cost of billings (1)	2,697	38.7%	3,336	49.4%	5,126	39.7%	5,959	49.7%

Non-GAAP Cost of billings	13,151	15.4%	12,755	14.8%	25,678	15.5%	24,874	15.3%

Non-GAAP Gross margin:
Software and service gross margin	67,977	86.7%	69,736	88.1%	132,494	86.6%	131,649	87.4%
Appliance gross margin	4,277	61.3%	3,412	50.6%	7,800	60.3%	6,039	50.3%

Non-GAAP Gross margin	72,254	84.6%	73,148	85.2%	140,294	84.5%	137,688	84.7%

Non-GAAP Operating expenses:
Selling and marketing	34,009	39.8%	37,177	43.3%	69,743	42.0%	73,542	45.3%
Research and development	14,498	17.0%	13,429	15.7%	28,517	17.2%	26,545	16.3%
General and administrative	8,774	10.3%	7,939	9.2%	17,469	10.5%	16,257	10.0%

Non-GAAP Operating expenses	57,281	67.1%	58,545	68.2%	115,729	69.7%	116,344	71.6%

Non-GAAP Billings operating margin	$14,973	17.5%	$14,603	17.0%	$24,565	14.8%	$21,344	13.1%

(1)	Excluding deferred appliance expenses associated with pre-2011 appliance sales.

The non-GAAP financial measures included in the tables above and in the tables on the preceding page are non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP net income per share, billings, non-GAAP cost of billings, non-GAAP gross margin and non-GAAP billings operating margin which adjust for the following items: acquisition related adjustments, share-based compensation expense, amortization of intangible assets, deferred expenses and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the company’s operating results, as well as when planning, forecasting and analyzing future periods. The annual operating plan approved by our Board of Directors is based upon non-GAAP financial measures and our management incentive plans also use non-GAAP financial measures as performance objectives. We believe that these non-GAAP financial measures also facilitate comparisons of the company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-financial measures.